Exhibit 24.1

NEWFIELD EXPLORATION COMPANY

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lawrence S. Massaro, John D. Marziotti and George W. Fairchild, Jr., or any of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Newfield Exploration Company (the “Company”) and any or all subsequent amendments and supplements to the Annual Report on Form 10-K, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby qualifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Each person whose signature appears below may at any time revoke this power of attorney as to himself or herself only by an instrument in writing specifying that this power of attorney is revoked as to him or her as of the date of execution of such instrument or at a subsequent specified date. This power of attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board of Directors or an officer of the Company. Any revocation hereof shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this power of attorney prior to the effective date of such revocation. The execution of this power of attorney is not intended to, and does not, revoke and prior powers of attorney.

This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware.

Dated: February 26, 2014

Signature	Title

/s/ Lawrence S. Massaro	Executive Vice President and Chief Financial Officer
Lawrence S. Massaro

/s/ John D. Marziotti	General Counsel and Corporate Secretary
John D. Marziotti

/s/ George W. Fairchild, Jr.	Chief Accounting Officer and Assistant Corporate Secretary
George W. Fairchild, Jr.

/s/ Lee K. Boothby	Chairman of the Board
Lee K. Boothby

/s/ Pamela J. Gardner	Director
Pamela J. Gardner

/s/ John Randolph Kemp III	Director
John Randolph Kemp III

/s/ Steven W. Nance	Director
Steven W. Nance

/s/ Joseph H. Netherland	Director
Joseph H. Netherland

/s/ Howard H. Newman	Director
Howard H. Newman

/s/ Thomas G. Ricks	Director
Thomas G. Ricks

/s/ Juanita M. Romans	Director
Juanita M. Romans

/s/ John W. Schanck	Director
John W. Schanck

/s/ C.E. Shultz	Director
C. E. Shultz

/s/ Richard K. Stoneburner	Director
Richard K. Stoneburner

/s/ J. Terry Strange	Director
J. Terry Strange